TERM LOAN PROMISSORY NOTE

$1,350,000.00                                              St.  Louis,  Missouri
                                                                April  25,  2000

     FOR VALUE RECEIVED, the undersigned, ARCH AIR MEDICAL SERVICE, INC., a Missouri corporation ("Borrower"), hereby promises to pay to the order of FIRSTAR BANK, N.A., a national banking association ("Lender"), the principal sum of One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00) bearing interest from the date hereof to maturity on the principal balance from time to time outstanding hereon at the rate of Eight and 01/100 Percent (8.01%) per annum, both principal and interest being due and payable in Eighty-Four (84) consecutive monthly installments as follows: Eighty-Three (83) equal consecutive monthly installments of principal and interest in the amount of Twenty-One Thousand, Forty-Eight and 12/100 Dollars ($21,048.12) each, due and payable on the first (1st) day of each month commencing June 1, 2000, with the Eighty-Fourth (84th) and final installment in the amount of the then outstanding principal balance of this Note, plus all accrued and unpaid interest hereon due and payable on April 25, 2007. From and after the declaration of an Event of Default (as defined in the Loan Agreement referred to below) by Lender and so long as such Event of Default has not been waived in writing by Lender, interest shall accrue and be payable monthly on the outstanding principal balance of this Note at a rate per annum equal to Eleven and 01/100 Percent (11.01%). From and after the maturity of this Note, whether by reason of acceleration or otherwise, interest shall accrue and be payable on demand on the entire outstanding principal balance of this Note at a rate per annum equal to Eleven and 01/100 Percent (11.01%). All payments received by Lender under this Note shall be allocated among the principal, interest, collection costs and expenses and other amounts due under this Note in such order and manner as Lender shall elect. The amount of interest accruing under this Note shall be computed on an actual day, 360-day year basis.

     All payments of principal and interest under this Note shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Lender situated at One Firstar Plaza, St. Louis, Missouri 63101, or at such other place as the holder of this Note may from time to time designate in writing.

     Subject to the terms of the Loan Agreement referred to below, Borrower shall have the right to prepay all at any time or any portion from time to time of the unpaid principal of this Note prior to maturity, provided that: (i) partial prepayments shall be applied to the payment of the installments of principal of this Note in the inverse order of their stated maturities; (ii) on each prepayment date, Borrower shall pay to the order of Lender all accrued and unpaid interest on the principal portion of this Note being prepaid to and including the date of such prepayment and (iii) on each prepayment date, Borrower shall pay Lender the Prepayment Fee under the Loan Agreement.

     This Note is the Term Loan Note referred to in that certain Loan Agreement dated the date hereof by and between Borrower and Lender (as the same may from time to time be amended, modified, extended, renewed or restated, the "Loan Agreement"). The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of the principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Loan Agreement.

     Notwithstanding any provision contained in the Loan Agreement or in this Note to the contrary, the entire outstanding principal balance of this Note together with all accrued and unpaid interest thereon shall be immediately due and payable in the event that the Loan Agreement is terminated by Borrower or Lender or otherwise ceases to be in full force and effect for any reason.

     This Note is secured by, among other things, that certain Security Agreement dated the date hereof and executed by Borrower in favor of Lender (as the same may from time to time be amended, modified, extended, renewed or restated, the "Security Agreement"), that certain Deed of Trust and Security Agreement dated the date hereof and executed by Borrower for the benefit of Lender (as the same may from time to time be amended, modified, extended, renewed or restated, the "Missouri Deed of Trust "), that certain Assignment of Leases and Rents dated the date hereof and executed by Borrower for the benefit of Lender (as the same may from time to time be amended, modified, extended, renewed or restated, the "Assignment of Leases and Rents") and that certain Mortgage and Security Agreement dated the date hereof and executed by Borrower in favor of Lender (as the same may from time to time be amended, modified, extended, renewed or restated, the "Illinois Mortgage"), to which Security Agreement, Missouri Deed of Trust, Assignment of Leases and Rents and Illinois Mortgage reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

     If Borrower shall fail to make any payment of any principal or interest due under this Note as and when the same shall become due and payable, or if any Event of Default shall occur under or within the meaning of the Loan Agreement, then the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Loan Agreement.

     In  the  event that any payment of any principal or interest due under this
Note is not paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection or for foreclosure of the Security Agreement, the Missouri Deed of Trust, the Assignment of Leases and Rents and/or the Illinois Mortgage, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating hereto, Borrower promises to pay to the order of Lender, in addition to all other amounts otherwise due hereon, the costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand for payment, notice of dishonor, protest and notice of protest.

     This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

                                             ARCH  AIR  MEDICAL  SERVICE,  INC.

                                             By  /s/  Aaron  D.  Todd
                                             ------------------------
                                             Title:  CFO
                                             ------------------------


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